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                                                                 EXHIBIT 10.27.3



                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT


        This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of December 14, 2001, between RADIANCE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), and MICHAEL R. HENSON, an individual ("Executive").

                                    RECITALS

        WHEREAS, the Company currently employs Executive pursuant to that certain Employment Agreement dated January 14, 1999, as amended on February 1, 1999, December 10, 1999, and December 22, 2000 (the "Employment Agreement");

        WHEREAS, the Executive has voluntarily resigned from his position as Chairman of the Board of the Company effective December 31, 2001, but will continue as a member of the Board of Directors; and,

        WHEREAS, notwithstanding any provisions of the Employment Agreement to the contrary, the Company desires to amend the Employment Agreement to provide for a continuation of the Executive's salary and benefits through January 31, 2003.

        NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Company and Executive hereby agree as follows:

                                    AGREEMENT

        1. DEFINITIONS.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Employment Agreement.

        2. PAYMENTS UPON VOLUNTARY RESIGNATION AS CHAIRMAN.

        Notwithstanding anything in the Employment Agreement to the contrary, the Executive shall be entitled to the following compensation: (i) the portion of his then-current Base Salary which has accrued through the effective date of his resignation, (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the effective date of Executive's resignation, (iii) severance payment in an amount (the "Severance Amount") equal to Executive's then-current Base Salary, payable pursuant to the Company's normal payroll procedures through January 31, 2003; (iv) Executive's options to purchase shares of the Company's common stock and restricted stock shall vest in accordance with their terms and be exercisable in accordance with same; and (v) Executive shall be entitled to health and insurance benefits in accordance with the Company's normal benefits procedures through January 31, 2003.

        3. MISCELLANEOUS.

               (a) Continuing Force and Effect. Except as herein expressly amended, all terms, covenants and provisions of the Employment Agreement are and shall remain in full force and effect and all references therein to such Employment Agreement shall henceforth refer to the Employment

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Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Employment Agreement.

               (b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, we have set our hands hereto as of the date first above written.

RADIANCE MEDICAL SYSTEMS, INC.


/s/ JEFFREY THIEL
--------------------------------------
Jeffrey Thiel, Chief Executive Officer


EXECUTIVE


/s/ MICHAEL R. HENSON
--------------------------------------
Michael R. Henson



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